Filed Pursuant to Rule 433

Registration No. 333-188191

Issuer Free Writing Prospectus dated April 29, 2014

Relating to Preliminary Prospectus Supplement dated April 29, 2014

APPLE INC.

FINAL PRICING TERM SHEET

1.05% Notes due 2017 (“2017 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,500,000,000
Maturity:	May 5, 2017
Coupon:	1.05%
Price to Public:	99.947%
Interest Payment Dates:	May 6 and November 6, commencing November 6, 2014
Day Count Convention:	30/360
Benchmark Treasury:	0.875% due April 15, 2017
Benchmark Treasury Yield:	0.888%
Spread to Benchmark Treasury:	+18 basis points
Yield:	1.068%
Redemption:	The 2017 Fixed Rate Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2017 Fixed Rate Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2017 Fixed Rate Notes) plus 5 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AM2 / US037833AM25
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Floating Rate Notes due 2017

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	May 5, 2017
Spread to LIBOR:	+7 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 7 bps, determined on the second London business day preceding to the scheduled closing date
Price to Public:	100.00%
Interest Payment Dates:	February 6, May 6, August 6, November 6, commencing August 6, 2014
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AN0 / US037833AN08
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

2.10% Notes due 2019 (“2019 Fixed Rate Notes”)

Issuer:	Apple Inc.
Principal Amount:	$2,000,000,000
Maturity:	May 6, 2019
Coupon:	2.10%
Price to Public:	99.962%
Interest Payment Dates:	May 6 and November 6, commencing November 6, 2014
Day Count Convention:	30/360
Benchmark Treasury:	1.625% due April 30, 2019
Benchmark Treasury Yield:	1.733%
Spread to Benchmark Treasury:	+ 37.5 basis points
Yield:	2.108%
Redemption:	The 2019 Fixed Rate Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2019 Fixed Rate Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2019 Fixed Rate Notes) plus 10 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AQ3 / US037833AQ39
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Floating Rate Notes due 2019

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	May 6, 2019
Spread to LIBOR:	+ 30 basis points
Designated LIBOR Page:	Reuters Page LIBOR 01
Index Maturity:	3 Months
Interest Reset Period:	Quarterly
Initial Interest Rate:	Three month LIBOR plus 30 bps, determined on the second London business day preceding to the scheduled closing date
Price to Public:	100.00%
Interest Payment Dates:	February 6, May 6, August 6, November 6, commencing August 6, 2014
Day Count Convention:	The actual number of days in an interest period and a 360-day year
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AP5 / US037833AP55
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

2.85% Notes due 2021 (“2021 Notes”)

Issuer:	Apple Inc.
Principal Amount:	$3,000,000,000
Maturity:	May 6, 2021
Coupon:	2.85%
Price to Public:	99.754%
Interest Payment Dates:	May 6 and November 6, commencing November 6, 2014
Day Count Convention:	30/360
Benchmark Treasury:	2.250% due April 30, 2021
Benchmark Treasury Yield:	2.289%
Spread to Benchmark Treasury:	+ 60 basis points
Yield:	2.889%
Redemption:	The 2021 Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2021 Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2021 Notes) plus 10 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AR1 / US037833AR12
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

3.45% Notes due 2024 (“2024 Notes”)

Issuer:	Apple Inc.
Principal Amount:	$2,500,000,000
Maturity:	May 6, 2024
Coupon:	3.45%
Price to Public:	99.916%
Interest Payment Dates:	May 6 and November 6, commencing November 6, 2014
Day Count Convention:	30/360
Benchmark Treasury:	2.750% due February 15, 2024
Benchmark Treasury Yield:	2.690%
Spread to Benchmark Treasury:	+ 77 basis points
Yield:	3.46%
Redemption:	The 2024 Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2024 Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2024 Notes) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AS9 / US037833AS94
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

4.45% Notes due 2044 (“2044 Notes”)

Issuer:	Apple Inc.
Principal Amount:	$1,000,000,000
Maturity:	May 6, 2044
Coupon:	4.45%
Price to Public:	99.459%
Interest Payment Dates:	May 6 and November 6, commencing November 6, 2014
Day Count Convention:	30/360
Benchmark Treasury:	3.750% due November 15, 2043
Benchmark Treasury Yield:	3.483%
Spread to Benchmark Treasury:	+ 100 basis points
Yield:	4.483%
Redemption:	The 2044 Notes will be redeemable, in whole or in part at any time, at Apple Inc.’s option, at a redemption price calculated by Apple Inc. equal to the greater of (i) 100% of the principal amount of the 2044 Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined in the 2044 Notes) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.
Trade Date:	April 29, 2014
Settlement Date:	May 6, 2014 (T+5)
Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof
Ratings: *	Aa1 (stable) by Moody’s Investors Service, Inc. AA+ (stable) by Standard & Poor’s Ratings Services
CUSIP/ISIN:	037833 AT7 / US037833AT77
Underwriters:
Joint Book-Running Managers:	Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc. Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Goldman, Sachs & Co. toll free at 1-866-471-2526, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, or by contacting Apple Inc.’s Investor Relations at http://investor.apple.com/contactUs.cfm.

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